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                          FARM BUREAU GROWTH FUND, INC.
                              ARTICLES OF AMENDMENT

     Farm Bureau Growth Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies, to the State Department of Assessments and Taxation of Maryland, that:
     FIRST: The charter of the corporation is hereby amended by striking out the following sections of the Articles of Incorporation, as heretofore amended, and inserting in lieu of each respective section the following:

                                   ARTICLE I

          The name of the corporation is FBL SERIES FUND, INC. (hereinafter called the "Corporation").


                                   ARTICLE IV

          (a) The total number of shares of all classes of stock which the Corporation, by resolution or resolutions of the board of directors, shall have authority to issue is five billion (5,000,000,000) shares, par value $0.001 per share, such shares having an aggregate par value of five million dollars ($5,000,000). Two billion (2,000,000,000) of such shares may be issued in the following classes, each class containing the number of shares and having the designations indicated below, subject, however, to the authority hereinafter granted to the board of directors to further classify and reclassify any such shares and, incident to such classification or reclassification, to increase or decrease such number of shares:

          Growth Common Stock Portfolio                250,000,000
          Aggressive Growth Common Stock Portfolio     250,000,000
          Money Market Portfolio                       250,000,000
          High Quality Bond Portfolio                  250,000,000
          High Yield Bond Portfolio                    250,000,000
          Ginnie Mae Portfolio                         250,000,000
          Blue Chip Index Portfolio                    250,000,000
          Managed Portfolio                            250,000,000

     The balance of three billion (3,000,000,000) shares of such stock may be issued in such classes, or in any new class or classes, each consisting of such number of shares and having such preferences, conversion or other rights and such voting powers, restrictions, limitations as to dividends and qualifications and such terms or conditions of redemption as shall be determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the board of directors, to whom authority so to fix and determine the same is hereby expressly granted.
          (b) Each share of the previously existing sole class of stock of the Corporation issued and outstanding on the effective date of this revised
     Article IV shall thereafter be and be designated as a share of stock of the

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     Growth Common Stock Portfolio, and the assets, rights, liabilities and obligations of the Corporation on that date shall become the assets, rights, liabilities and obligations of the Growth Common Stock Portfolio.
          (c) Each class of stock of the Corporation, now or hereafter designated, shall have the following described powers, preferences and rights; and the qualifications, limitations and restrictions thereof shall be as follows:
            (1) All consideration received by the Corporation for the issue or sale of shares of a particular class, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.
            (2) The assets belonging to a particular class of stock will be charged with the liabilities (including, in the discretion of the board of directors or its delegate, accrued expenses and reserves) incurred in respect of such class, and such class shall also be charged with its share of any other liabilities. The determination of the board of directors or its delegate shall be final and conclusive as to the amount of liabilities, including accrued expenses and reserves, which is to be charged to one or more particular classes. The power to make such determinations may be delegated by the board of directors from time to time to one or more of the directors and officers of the Corporation, or to an agent of the Corporation appointed for such purpose. The liabilities with which a class is so charged are herein referred to as the "liabilities belonging to" such class.
            (3) The holders of shares of all classes of stock of the Corporation (whether now or hereafter classified) shall, at any meeting of the shareholders, have one vote or fraction thereof for each share or fraction thereof held. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted by class and not in the aggregate except that, when otherwise expressly permitted by the laws of the State of Maryland, the Investment Company Act of 1940 and the regulations thereunder or other applicable law, shares shall be voted in the aggregate.
            (4) The relative rights of the shares of each class to receive dividends shall be as set forth in Article XIV of these articles of incorporation.
            (5) The relative rights of the shares of each class to be redeemed or repurchased shall be as set forth in Articles VII and VIII of these articles of incorporation.
            (6) The relative rights of the shares of each class upon winding up and dissolution of the Corporation shall be as set forth in
          Article XV of these articles of incorporation.

                                   ARTICLE V

          The number of directors of the Corporation shall be eight, which number may be increased or decreased pursuant to the by-laws of the Corporation but shall never be less than three. The election of directors need not be by ballot.

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                                   ARTICLE VII

          (a) The board of directors may from time to time issue and sell or provide for the issuance and sale of the authorized but unissued shares of the Corporation. Except as otherwise provided in this Article, all shares of the Corporation sold shall be sold for cash, which shall in each case be paid prior to the delivery of any certificate of the Corporation for such shares. Shares of this Corporation provided for in these articles of incorporation, including such additional shares as may from time to time hereafter be authorized and including any shares of the Corporation which may have been repurchased by the Corporation, as herein provided, may be sold as the board of directors may from time to time deem advisable. Such shares shall be sold at a price which will produce net proceeds to the Corporation equal to not less than the net asset value thereof in effect when such sales are made or the net asset value next determined after receipt of the order to purchase such shares.
          (b) The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends; and wherever the words "share" or "shares" are used in these articles of incorporation or in the by-laws they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.
          (c) No shares need be offered to existing shareholders before being offered to others. In connection with the acquisition of all or substantially all the assets of another company or trust, the board of directors may issue or cause to be issued shares of any class of the Corporation's stock and accept in payment thereof in lieu of cash such assets of such company or trust at market value, provided such assets are of a character in which the board of directors is authorized to invest the funds of such class of the Corporation's stock. No shares shall be sold by the Corporation during any period when the determination of net asset value is suspended.

                                  ARTICLE VIII

          (a) Any shareholder of record in the Corporation desiring to dispose of his shares may deposit his certificate or certificates for such shares with the Corporation or its agent, duly endorsed or accompanied by a proper instrument of transfer, with a request that the Corporation redeem the shares represented thereby. Upon any such deposit being made, the Corporation shall be required to redeem said shares upon the terms set forth in the Corporation's effective registration statement on file with the Securities and Exchange Commission. Payment for such shares shall be made by the Corporation within seven days after the date upon which the shares are deposited. Whenever the board of directors, by declaration or resolution, has suspended the determination of net asset value pursuant to the provisions of these articles of incorporation, the right of any shareholder to require the Corporation to redeem his shares shall be likewise suspended. At any time such suspension is in effect any shareholder may withdraw his certificate or certificates from deposit or may leave the same on deposit, in which case the redemption price shall be the net asset value next determined after the suspension is terminated.
          (b) The Corporation may by agreement with any shareholder purchase shares of the Corporation at a price not exceeding the net asset value in effect at the time when such purchase or contract to purchase is made or the net asset value next to be determined.

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          (c)  Any shares of its stock purchased or redeemed by the Corporation pursuant to the provisions of this Article shall be deemed retired and shall thereafter have the status of authorized but unissued stock.

                                   ARTICLE IX

          (a) The net asset value of each share of the Corporation outstanding shall be determined in accordance with the Corporation's current prospectus.
          (b) The board of directors may suspend the determination of net asset value for all or any part of any period during which the New York Stock Exchange is closed, other than a period during which such Exchange is normally closed, or during which trading on the New York Stock Exchange is restricted by governmental order, or during which an emergency exists such as would make disposal by the Corporation of securities owned by the Corporation unreasonable or impracticable, or would make determination of the net asset value of the assets of the Corporation impracticable. The determination of whether trading on the New York Stock Exchange is restricted or whether such an emergency, as herein provided, exists shall be by applicable rules and regulations of the Securities and Exchange Commission or other governmental authority. The suspension shall become effective at such time as the board of directors shall specify in their declaration or resolution, but not later than the close of business on the next succeeding business day following the declaration or resolution.
     After such suspension becomes effective, there shall be no determination of net asset value until the board of directors shall declare the suspension terminated. The suspension shall terminate in any event on the first day on which the New York Stock Exchange is open, the restricted trading on the New York Stock Exchange shall have expired, or the emergency shall have expired in accordance with the official ruling of the Securities and Exchange Commission or other governmental authority, or in the absence of such ruling, upon the determination of the board of directors.
          (c) Any redemptions or purchases of shares by the Corporation of any class of the Corporation's stock shall be made solely from assets belonging to such class. Any shares of any class of the Corporation's stock purchased or obtained by the Corporation by purchase or redemption shall be deemed retired and shall thereafter have the status of authorized but unissued shares of such class. At any time when a shareholder's ownership of shares of any class has a value of less than $250, the Corporation may redeem the shares of such class owned by such a shareholder at a current price determined in accordance with the Corporation's current prospectus.
          (d) Any redemptions or purchases of shares by the Corporation of any class of the Corporation's stock shall be in cash, except that upon determination of the board of directors redemptions may be made in kind as provided in the Corporation's current prospectus.

                                   ARTICLE XI

          (a) The board of directors may in its discretion from time to time enter into a contract or contracts with any one or more parties as an underwriter, providing for the sale of the shares of this Corporation, whereby the Corporation may either agree to sell the shares to the underwriter or underwriters or appoint the underwriter or underwriters to be its agent or agents in the sale of such shares. Such contract or contracts may be either exclusive or non-exclusive, and may contain such other terms and conditions as the board of directors may deem advisable.

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     Such contract or contracts may also provide for the repurchase of shares of this Corporation by such underwriter as agent of the Corporation.
          (b) The board of directors may in its discretion from time to time enter into an investment advisory or management contract with any other person, firm or corporation, hereinafter called the "Investment Adviser," to furnish advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property, or to determine what securities or other property shall be purchased or sold by the Corporation, and to furnish to the board of directors such management, investment advisory, statistical and research facilities and such other services and facilities, if any, as the board of directors may deem desirable upon such terms and conditions as the board of directors determine. The compensation to be paid under the terms of such contract or contracts shall be subject to the limitations contained in Article XII of these articles of incorporation.
          (c) The board of directors, subject to the provisions of the Article, may in its discretion enter into an underwriting contract and an investment advisory contract with the same person, firm or corporation. Any contract may be entered into with any person, firm or corporation irrespective of whether or not one or more of the directors or officers of this Corporation may also be an officer, director, shareholder or member of such other person, firm or corporation, and such contract shall not be invalidated or rendered voidable by reason of any such relationship. No person holding such relationship shall be liable because of such relationship for any loss or expense to the Corporation under or by reason of such contract, or accountable for any profit realized directly or indirectly therefrom, provided that such contract when executed was reasonable and fair, consistent with the provisions of these articles of incorporation and approved by a majority of the board of directors of this corporation who are not so related, or by the vote of a majority of the outstanding shares of this Corporation.
          (d) Any contract entered into pursuant to the terms of this Article shall be consistent with and subject to the requirements of the Investment Company Act of 1940, including any amendment thereto or other applicable act of Congress hereafter enacted, with respect to its duration, termination, authorization, approval, assignment or renewal.

                                  ARTICLE XII

          (a) Subject to the limitations contained in this Article, the directors shall be entitled to reasonable remuneration from the Corporation for their services as directors in such amount as may from time to time be fixed by vote of the board of directors.
          (b) The Corporation may incur such expenses as are necessary to perform its function and such expenses may include but are not limited to the following: compensation to be paid to any other party to an investment advisory contract with the Corporation entered into pursuant to Article XI; the compensation to be paid to the officers, consultants and employees of the Corporation; office hire; ordinary office expenses; the costs of investment advisory, statistical and research facilities; directors' fees; legal or accounting expenses; taxes and governmental fees; cost of stock certificates; the costs of reports and notices to shareholders; association dues; fees and expenses of any custodian (including the expense of computing the net asset value of any class of the Corporation's stock); fees and expenses of the transfer agent; and fees and expenses of the registrar or dividend disbursing agent. During

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     any period during which the determination of net asset value is suspended, as provided in these articles of incorporation, the net asset value as last determined and effective shall for the purposes of this Article be deemed to be the net asset value as of the close of business on each business day until a new net asset value is again determined and made effective as provided herein.
          (c) The provisions of the Article shall not preclude the payment of reasonable fees for legal or accounting services to any firm of which a director of officer of the Corporation may be a member, nor of customary brokerage charges in connection with the purchase or sale of securities to any firm in the brokerage business of which a director or officer of the Corporation may be a member, officer or director, and no part of any such fee, charge or compensation shall be deemed compensation to such officer or director within the purview of this Article. No compensation, commission, fee or profit which may be received by the other party to a contract entered into pursuant to Article XI shall be deemed compensation to any officer or director of the Corporation simply because such officer or director is also an officer, director or member of such other party.

                                  ARTICLE XIV

          (a) The board of directors may from time to time declare and pay dividends on any or all classes of stock. The amount of such dividends and the payment thereof shall be within the discretion of the directors, except that distributions from assets belonging to a particular class of stock may be distributed only to the holders of such class.
          (b) The board of directors may also declare dividends for a particular class of stock out of accumulated and undistributed net realized capital gains.
          (c) Inasmuch as the computation of net income and capital gains for federal income tax purposes may vary from the computation thereof on the books, the above provision shall be interpreted to give the board of directors the power in its discretion to distribute for any year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation (and, if appropriate, each of its classes of stock) as a regulated investment company to avoid any liability for federal income tax in respect to that year. All dividends declared, except as provided above, shall be deemed liquidating dividends and the shareholders shall be advised accordingly. The board of directors may at any time declare and distribute pro rata among the shareholders of record on the date provided a stock dividend out of authorized but unissued shares of the appropriate class of the Corporation's stock. In the case of a dividend payable in shares of stock or cash at the election of a shareholder, the board of directors may prescribe whether a shareholder failing to express his election before a given time shall be deemed to have elected to take cash rather than shares, or to take shares rather than cash, or to take shares with cash adjustment of fractions.
          (d) The board of directors may, in connection with any dividend declared or otherwise, extend to the shareholders entitled to receive such dividend the right to reinvest such dividend or a portion thereof in shares of the appropriate class of the Corporation's stock at net asset value. Such right of purchase shall not be considered an option or warrant to purchase shares of the appropriate class of the Corporation's stock and shall be exercised only within the time and under such conditions as may be prescribed by the board of directors. The board of directors, pursuant to such right or otherwise, may authorize the purchase of fractional shares upon such conditions


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     and under such circumstances as the board of directors may prescribe in connection therewith.

                                   ARTICLE XV

          (a) The board of directors shall submit to the shareholders at least semi-annually a written financial report of the transactions of the Corporation, including financial statements. The financial statements in such reports shall be certified to at least annually by independent public accountants.
          (b) In the event the holders of two-thirds of the outstanding shares of the Corporation shall vote at any time to wind up and liquidate the Corporation, no further shares of the Corporation shall be issued, sold or purchased by the Corporation and the directors shall immediately proceed to wind up the Corporation's affairs, liquidate the assets, pay all liabilities and expenses of the Corporation and distribute the remaining assets, if any, among the shareholders. The board of directors shall also do any other acts necessary to secure and complete the dissolution of the Corporation. In the event of the liquidation or dissolution of the Corporation (for whatever reason), shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, the assets belonging to such class; and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation.
          (c) When the dissolution and liquidation of the Corporation has been directed by vote of the shareholders, the directors then holding office shall continue in office until the liquidation and dissolution of the Corporation has been completed. During the period of liquidation and until final distribution to the shareholders has been made, the compensation of the directors and all other parties shall be determined on the same basis as if the computation of the net asset value of the shares had been suspended, as provided in these articles of incorporation.

     SECOND:   The board of directors of the Corporation, on August 12, 1987, duly adopted a resolution in which was set forth the foregoing amendments of the charter, declaring that the said amendments of the charter as proposed were advisable and directing that they be submitted for action thereon by the stockholders of the Corporation at a special meeting to be held on November 11, 1987.
     THIRD:    Notice setting forth a summary of the changes to be effected by said amendments of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendments of the charter of the Corporation as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.
     FOURTH:   The amendments of the charter of the Corporation as hereinabove set forth have been duly advised by the board of directors and approved by the stockholders of the Corporation, the requisite vote under Article XVII of the Article of Incorporation.
     FIFTH:    (a)  the total number of shares of stock which the Corporation was heretofore authorized to issue is Ten Million (10,000,000) shares, all of one class of the par value of One Dollar ($1.00) each and of the aggregate par value of Ten Million Dollars ($10,000,000).

            (b) The total number of shares of all classes of stock is increased by this amendment to Five Billion (5,000,000,000) shares of common stock of the par value of One One Thousandth Dollars ($0.001) each and of the aggregate par value of Five Million Dollars ($5,000,000).
            (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of the authorized capital stock, is as set forth in Articles IV, VII, VIII, XIV, and XV of the Articles of Incorporation as amended by these Articles of Amendment.
     SIXTH:    The Articles of Amendment shall become effective as of the close of business on the 30th day of November, 1987.
     IN WITNESS WHEREOF, Farm Bureau Growth Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or Vice-President) and witnessed by its Secretary (or Assistant Secretary) on November 17, 1987.

                         FARM BUREAU GROWTH FUND, INC.


                         By:
                              -------------------------------
                              President (or Vice President)

                              Robert R. Joslin - President
                              ----------------------------
                                        (name)

Witness:


--------------------------------------
Secretary  (or Assistant Secretary)


Dennis M. Marker - Assistant Secretary
--------------------------------------
       (name)




     THE UNDERSIGNED, President (or Vice-President) of Farm Bureau Growth Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                              ------------------------------------

                              Robert R. Joslin - President
                              -------------------------------------
                                       (name)